Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Aurinia Pharmaceuticals Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Greenleaf, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	August 3, 2022	By:	/s/ Peter Greenleaf
Peter Greenleaf
Chief Executive Officer
(Principal Executive Officer)